Exhibit (10f.)










                          NORTHWEST NATURAL GAS COMPANY

                      DIRECTORS DEFERRED COMPENSATION PLAN

                             EFFECTIVE JUNE 1, 1981

                         RESTATED AS OF DECEMBER 1, 2001


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                                TABLE OF CONTENTS


                                                                            Page

1.       Restatement...........................................................1

2.       Election by Directors.................................................1

3.       Accounts .............................................................2

4.       Interest .............................................................4

5.       Terms of Payment......................................................5

6.       Death of Director.....................................................6

7.       Administration........................................................6

8.       Definitions; Change in Control; Corporate Transaction.................7

9.       Amendment and Termination of the Plan.................................8

10.      Miscellaneous.........................................................8

                          NORTHWEST NATURAL GAS COMPANY

                      DIRECTORS DEFERRED COMPENSATION PLAN

     1. Restatement. The Board of Directors (the "Board") of Northwest Natural Gas Company (hereinafter, the "Company") adopted a Director's Deferred Compensation Plan (hereinafter, the "Plan") effective June 1, 1981, which was previously restated effective as of January 1, 1988 and December 1, 1997, and then amended effective as of September 24, 1998, February 24, 2000, and January 1, 2001. The existing Plan is amended by this Restatement, effective as of December 1, 2001.

     2.  Election by Directors.

         (a) Eligibility. Any director of the Company or any corporation or other entity affiliated with or subsidiary to it (a "Director") is eligible to elect to defer receipt of all or part of (i) the fees paid to him or her as a Director or as a member of a committee of the Board ("Fees"), or (ii) the shares of restricted common stock of the Company ("Common Stock") awarded to the Director under the Company's Non-Employee Directors Stock Compensation Plan ("NEDSCP Shares").

         (b) Deferral of Fees. Any Director may elect, prior to the beginning of any calendar year, to defer receipt of fees for that calendar year, whether or not the fees are actually payable in that calendar year; and any newly elected Director prior to assuming office may elect to defer receipt of fees commencing after the date on which the Director assumes office. Any election under the preceding sentence shall apply only to fees earned subsequent to the date the election is filed. Total deferrals of Fees by a Director in a calendar year must be at least $1,500.

         (c) Deferral of NEDSCP Shares. Any Director may elect, prior to the beginning of any calendar year, to defer receipt of unvested NEDSCP Shares that are scheduled to vest in that calendar year; and any newly elected Director prior to assuming office may elect to defer receipt of NEDSCP Shares that will vest in the remainder of the calendar year after the date on which the Director assumes office. Total deferrals of NEDSCP Shares by a Director in a calendar year must be at least 100% of the NEDSCP Shares scheduled to vest in that year. No deferral shall be allowed of NEDSCP Shares as to which a Director has made an election under Section 83(b) of the Internal Revenue Code.

         (d) Continuation and Modification. An election to defer Fees or NEDSCP Shares by a Director shall automatically continue from year to year unless the Director terminates or modifies the election by written request. Any such termination or modification shall not become applicable until the calendar year following the year in which such written termination or modification is filed. In the event of a termination of a deferral election, any amounts already deferred by a Director shall not be paid until he or she ceases to serve as a Director, and then only pursuant to the terms, conditions, limitations and restrictions of the Plan.


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

     3.  Accounts.

         (a) Accounts. The Company shall establish on its books one, two or three separate accounts (individually, an "Account" and collectively, the "Accounts") for each Director who participates in the Plan: a Stock Account, a Cash Account, and/or for each person who is a Director as of January 1, 1998, a Retirement Benefit Account. The number of NEDSCP Shares deferred by a Director shall be credited to the Stock Account. Fees deferred by a Director shall be credited to the Stock Account or the Cash Account as elected by the Director at the time the Director elects to defer Fees. Such election may be divided between the two Accounts in increments of 25 percent of the deferred Fees covered by the election. An election between the Stock Account and the Cash Account shall be irrevocable as to the deferred Fees covered by the election and no transfers between the Stock Account and the Cash Account shall be permitted except as otherwise provided in Paragraph 3(g)(iv). The credit for deferred Fees shall be entered on the Company's books of account each month at the time that Fees are paid to other Directors who do not elect to defer the payment of such Fees. The credit for deferred NEDSCP Shares shall be entered on the Company's books of account as soon as practicable after January 1 of the year subject to the deferral. No special fund shall be established nor shall any notes or securities be issued by the Company with respect to a Director's Accounts.

         (b) Stock Account. A Director's Stock Account shall be denominated in shares of Common Stock, including fractional shares. With respect to each amount of Fees deferred to a Director's Stock Account, the Stock Account shall be credited with a number of shares equal to the deferred Fees divided by the purchase price for shares of Common Stock under the Company's Dividend Reinvestment and Stock Purchase Plan (the "DRSPP") on the Investment Date (as defined in the DRSPP) next succeeding the day the deferred Fees would have been paid if not for the deferral. As of each date for payment of dividends on the Common Stock, the Stock Accounts shall be credited with an additional number of shares (including fractional shares) equal to the amount of dividends that would be paid on the number of shares recorded as the balance of the Stock Account as of the record date for such dividend divided by the purchase price for shares of Common Stock under the DRSPP for dividends reinvested on such payment date.

         (c) Forfeiture of NEDSCP Shares. If any NEDSCP Shares deferred by a Director under this Plan are forfeited under the terms of the Company's Non-Employee Directors Stock Compensation Plan, the Director's Stock Account shall be reduced by the number of shares so forfeited.

         (d) Retirement Benefit Account. A Director's Retirement Benefit Account shall be denominated in shares of Common Stock, including fractional shares. Effective as of January 1, 1998, Section 5 of Article III of the Company's Bylaws has been amended to eliminate with respect to all persons who are Directors as of January 1, 1998 a provision for a retirement benefit payable to Directors who retire from the Board at age 72 with at least 10 years of service. Effective as of January 1, 1998, the Retirement Benefit Account of each person who is a Director on that date shall be credited with a number a shares of Common Stock determined by the Company as a replacement for the prior retirement benefit. As of each date for payment of dividends on the Common Stock, the Retirement Benefit Accounts shall be credited with an additional


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number of shares (including fractional shares) equal to the amount of dividends that would be paid on the number of shares recorded as the balance of the Retirement Benefit Account as of the record date for such dividend divided by the purchase price for shares of Common Stock under the DRSPP for dividends reinvested on such payment date. The Retirement Benefit Account of a Director shall be canceled, and all amounts credited to such account shall be forfeited, if the Director ceases to be a Director before reaching age 72 or before serving as a Director for 10 years; provided, however, that each Director's Retirement Benefit Account will be fully vested and noncancellable upon the death of the Director, the disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code) of the Director, or a Change in Control as defined in Paragraph 8.

         (e) Statement of Account. At the end of each calendar quarter, a report shall be issued by the Company to each participating Director setting forth the balances of the Director's Accounts under the Plan. The credit entries made to a Director's Accounts constitute merely a general obligation of the Company to pay such Accounts to the Director, or to his or her beneficiary or estate when due under the Plan.

         (f) Limit on Common Stock Credits. The number of shares of Common Stock credited to Directors' Stock Accounts and Retirement Benefit Accounts on or after July 27, 2000 as a result of deferrals of Fees and deemed reinvestments of dividends shall be subject to the following limits. The aggregate number of shares of Common Stock so credited on or after July 27, 2000 to the Accounts of any single Director shall not exceed 50,000 shares, and the aggregate number of shares of Common Stock so credited on or after July 27, 2000 to the Accounts of all Directors combined shall not exceed 400,000 shares. NEDSCP Shares credited to Directors' Accounts shall not count against the foregoing limits. Any amount that cannot be credited to a Director's Stock Account or Retirement Benefit Account as a result of the foregoing limits shall instead be credited to the Director's Cash Account.

         (g) Effect of Corporate Transaction on Stock Accounts and Retirement Benefit Accounts. At the time of consummation of a Corporate Transaction, if any, the amount credited to a Director's Stock Account and Retirement Benefit Account shall be converted into a credit for cash or common stock of the acquiring company ("Acquiror Stock") based on the consideration received by shareholders of the Company in the Corporate Transaction, as follows:

                (i) Stock Transaction. If holders of Common Stock receive Acquiror Stock in the Corporate Transaction, then (1) the amount credited to each Director's Stock Account and/or Retirement Benefit Account shall be converted into a credit for the number of shares of Acquiror Stock that the Director would have received as a result of the Corporate Transaction if the Director had actually held the Common Stock credited to his or her Stock Account and/or Retirement Benefit Account immediately prior to the consummation of the Corporate Transaction, and (2) Stock Accounts and Retirement Benefit Accounts will thereafter be denominated in shares of Acquiror Stock and ongoing deferrals of Fees and NEDSCP Shares, if any, shall continue to be made in accordance with outstanding deferral elections into the Stock Accounts as so denominated.


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

                (ii) Cash or Other Property Transaction. If holders of Common Stock receive cash or other property in the Corporate Transaction, then (1) the amount credited to a Director's Stock Account and/or Retirement Benefit Account shall be transferred to the Director's Cash Account and converted into a cash credit for the amount of cash or the value of the property that the Director would have received as a result of the Corporate Transaction if the Director had actually held the Common Stock credited to his or her Stock Account and/or Retirement Benefit Account immediately prior to the consummation of the Corporate Transaction, and (2) Stock Accounts shall no longer exist under the Plan and all ongoing deferrals, if any, shall thereafter be made into Cash Accounts.

                (iii) Combination Transaction. If holders of Common Stock receive Acquiror Stock and cash or other property in the Corporate Transaction, then (1) the amount credited to each Director's Stock Account and/or Retirement Benefit Account shall be converted in part into a credit for Acquiror Stock under Paragraph 3(g)(i) and in part into a credit for cash under Paragraph 3(g)(ii) in the same proportion as such consideration is received by shareholders, and (2) ongoing deferrals of Fees and NEDSCP Shares, if any, shall continue to be made in accordance with outstanding deferral elections into Stock Accounts in accordance with Paragraph 3(g)(i).

                (iv) Election Following Stock Transaction. For a period of 12 months following the consummation of any Corporate Transaction which results in Directors having Stock Accounts and/or Retirement Benefit Accounts denominated in Acquiror Stock, each Director shall have a one-time right to elect to transfer the entire amount in the Director's Stock Account and Retirement Benefit Account into the Director's Cash Account. Such election shall be made by written notice to the Company and shall be effective on the date received by the Company. If such an election is made, the amount of cash to be credited to the Director's Cash Account shall be determined by multiplying the number of shares of Acquiror Stock in the Director's Stock Account and Retirement Benefit Account by the closing market price of the Acquiror Stock reported for the last trading day preceding the effective date of the election.

     4. Interest. Interest shall be credited to the Cash Account balance (including both principal and interest) of each participating Director based on the balance at the end of each calendar quarter. The rate of interest to be applied at the end of each calendar quarter shall be the quarterly equivalent of an annual yield that is two (2%) percentage points higher than the annual yield on Moody's Average Corporate Bond Yield for the preceding quarter, as published by the Moody's Investors Service, Inc. (or any successor thereto), or if such index is no longer published, a substantially similar index selected by the Board. At no time shall the interest rate be less than six percent (6%) annually. The interest credit shall continue to be applied to the Cash Account of a Director, even if ceasing to serve as a Director, until all amounts credited to his or her Cash Account have been paid. Said interest shall be calculated quarterly, based upon the average daily balance of the Director's Cash Account since the preceding calendar quarter, after giving effect to any reduction in the Cash Account as a result of any payments. The remaining annual payments will be recomputed to reflect the additional interest credits.


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

     5.  Terms of Payment.

         (a) Plan Benefits. The amounts contained in a Director's Accounts are subject to the terms of payment as set forth in this paragraph. When a Director ceases to serve as a Director of the Company, either by retirement or otherwise, the individual shall be entitled to payment of the amounts in his or her Accounts.

         (b) Timing of Benefit Payment. At the time the Director elects to defer Fees or NEDSCP Shares, and with respect to Retirement Benefit Accounts before January 1, 1998, the Director may designate the number of annual installments, not to exceed ten, in which the applicable Account balance shall be paid, or the Director may elect to receive such Account balance in a lump sum payment, or in a combination of a partial lump sum and the remainder in installment payments. A Director may elect to modify such election by filing a change of payment designation which shall supersede the prior form of payment designation for any one (1) or more deferral periods. If the Director's most recent change of payment designation has not been filed one (1) full calendar year prior to the year in which the Director ceases to serve as a Director of the Company, the prior election shall be used to determine the form of payment. For example, a Director leaving the Board in 2003 must file a written request with the Committee by December 31, 2001 to change his form of payment designation.

         (c) Form of Benefit Payment. Benefits payable to a Director from a Stock Account or a Retirement Benefit Account shall only be paid to such Director as a distribution of Common Stock plus cash for fractional shares. Benefits payable to a Director from a Cash Account shall only be paid to such Director in cash.

         (d) Commencement of Payment. Any lump sum payment or the first annual installment payment owed to a Director shall not be due earlier than the first business day of January in the year following the year in which he or she ceases to serve as a Director of the Company. In the event a Director terminates the election to defer Fees or NEDSCP Shares, any Fees or NEDSCP Shares already deferred shall not be payable to the Director until such time as he or she ceases to serve as a Director, and then only subject to the terms and conditions contained herein. The provisions of this paragraph are subject to the terms of Paragraph 6 covering the death of a Director and to the terms of Paragraph 8 covering a Change in Control.

         (e) Payment to Guardian. If a benefit under the Plan is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of his property, the Committee may direct payment of such Plan benefit to the guardian, legal representative or person responsible for the care and custody of such minor, incompetent or person. The Committee may require proof of incompetence, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the Plan benefit. Such distribution shall completely discharge the Committee and the Company from all liability with respect to such benefit.

         (f) Withholding; Payroll Taxes. The Company shall withhold from payments made hereunder any taxes required to be withheld from such payments under federal, state or local law.


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

         (g) Accelerated Distribution. Notwithstanding any other provision of the Plan, a Director shall be entitled to receive, upon written request to the Committee, a lump sum distribution equal to ninety percent (90%) of the vested Account balance as of the last day of the calendar quarter immediately preceding the day on which the Committee receives the written request. The remaining balance shall be forfeited by the Director. A Director who receives a distribution under this section shall be suspended from participation in the Plan for 12 months. The amount payable under this section shall be paid in a lump sum within 65 days following the receipt of the notice by the Committee from the Director.

     6.  Death of Director.

         (a) Plan Death Benefit. Upon the death of a Director or a former Director prior to the receipt of the full amount credited to his or her Accounts, the balance of the Director's Accounts shall be paid to the designated beneficiary or beneficiaries in the manner elected in writing by the Director at the time of the deferral election, or if no such election is made, by lump sum payment.

         (b) Beneficiary. At the time a Director elects to defer payment of Fees or NEDSCP Shares, and with respect to Retirement Benefit Accounts before January 1, 1998, the Director may designate a beneficiary or beneficiaries. If greater than 50% of the benefit is designated to a beneficiary other than the Director's spouse, such beneficiary designation shall be consented to by the Director's spouse. Such designation may be changed by the Director at any time without the consent of a beneficiary, subject to the spousal consent requirement above. If no designated beneficiary survives the Director or former Director, the balance of the Director's Accounts shall be paid to the Director's estate.

     7.  Administration.

         (a) Committee Duties. This Plan shall be administered by the Organization and Executive Compensation Committee of the Board (the "Committee"). The Committee shall have responsibility for the general administration of the Plan and for carrying out its intent and provisions. The Committee shall interpret the Plan and have such powers and duties as may be necessary to discharge its responsibilities. The Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

         (b) Binding Effect of Decisions. The decision or action of the Committee in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

         (c) Indemnity of Committee. To the extent permitted by applicable law, the Company shall indemnify, hold harmless and defend the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, provided that the


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

members of the Committee were acting in accordance with the applicable standard of care.

     8.  Definitions; Change in Control; Corporate Transaction.

         (a) For purposes of this Plan, a "Change in Control" of the Company shall mean the occurrence of any of the following events:

                (i) The approval by the shareholders of the Company of a Corporate Transaction;

                (ii) At any time during a period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company ("Incumbent Directors") shall cease for any reason to constitute at least a majority thereof; provided, however, that the term "Incumbent Director" shall also include each new director elected during such two-year period whose nomination or election was approved by two-thirds of the Incumbent Directors then in office; or

         (iii) Any person (as such term is used in Section 14(d) of the Securities Exchange Act of 1934, other than the Company or any employee benefit plan sponsored by the Company) shall, as a result of a tender or exchange offer, open market purchases or privately negotiated purchases from anyone other than the Company, have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company ordinarily having the right to vote for the election of directors ("Voting Securities") representing twenty percent (20%) or more of the combined voting power of the then outstanding Voting Securities.

         (b) For purposes of this Plan, a "Corporate Transaction" shall mean any of the following:

                (i) any consolidation, merger or plan of share exchange involving the Company (a "Merger") in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a Merger involving shares of Common Stock in which the holders of shares of Common Stock immediately prior to the Merger have the same proportionate ownership of common stock of the surviving corporation immediately after the Merger;

                (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company; or

                (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company.


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

     9.  Amendment and Termination of the Plan.

         (a) Amendment. The Board may at any time amend the Plan in whole or in part; provided, however, that upon a Change in Control, no amendment shall be effective to change the payout schedule in Paragraph 9(b)(ii), and further provided that no amendment shall decrease or restrict the amount credited to any Account maintained under the Plan as of the date of amendment. An amendment affecting the interest rate credited under Paragraph 4 shall not become effective before the first day of the calendar year which follows the adoption of the amendment and at least 30 days written notice of the amendment to the Director. An amendment affecting the interest rate credited under Paragraph 4 that is adopted after a Change in Control shall apply only to those amounts credited to Directors' Accounts after the Change in Control.

         (b) Termination. The Board may at any time partially or completely terminate the Plan if, in its judgment, the tax, accounting, or other effects of the continuance of the Plan, or potential payments thereunder, would not be in the best interests of the Company.

                (i) Partial Termination. The Board may partially terminate the Plan by instructing the Committee not to accept any additional deferrals. In the event of such a partial termination, the Plan shall continue to operate and be effective with regard to deferrals entered into prior to the effective date of such partial termination.

                (ii) Complete Termination. The Board may completely terminate the Plan by instructing the Committee not to accept any additional deferrals, and terminate all ongoing deferrals. The Plan shall cease to operate and the Committee shall pay out to each Director the balance in each of his or her Accounts in a lump sum or in equal annual installments amortized over the period listed in the payout schedule below based on the balance in the particular Account at the time of such complete termination:

                                            PAYOUT SCHEDULE
         --------------------------------------------------------------------------------------------
         APPROPRIATE ACCOUNT BALANCE                                         PAYOUT PERIOD
         --------------------------------------------------------------------------------------------
         Less than $10,000                                  Lump sum

         $10,000 but less than $50,000                      Lesser of 5 years or period elected in
                                                            Participation Agreement

         More than $50,000                                  Period elected in Participation Agreement
         ============================================================================================


         Interest earned on the unpaid balance in the Director's Cash Account shall be the applicable interest rate at the end of the calendar quarter immediately preceding the effective date of such complete termination.

     10. Miscellaneous.

         (a) Unsecured General Creditor. The Accounts shall be established solely for the purpose of measuring the amounts owed to a Director or beneficiary under the Plan. Directors and their beneficiaries, heirs, successors


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

and assigns shall have no legal or equitable rights, interest or claims in any property or assets of the Company, nor shall they be beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by the Company. Except as may be provided in Paragraph 10(b), such policies, annuity contracts or other assets of the Company shall not be held under any trust for the benefit of the Directors, their beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets and policies shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be that of an unfunded and unsecured promise to pay money in the future.

         (b) Trust Fund. The Company shall be responsible for the payment of all benefits provided under the Plan. At its discretion, the Company may establish one or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company's creditors. To the extent any benefits provided under the Plan are actually paid from any such trust, the Company shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Company.

         (c) Nonassignability. No assignment or alienation may be made of any deferred fees or interest thereon, except in accordance with Paragraph 6.

         (d) Governing Law. The provisions of this Plan shall be construed and interpreted according to the laws of the State of Oregon.

         (e) Successors. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.

         The foregoing restatement of the Plan was approved by the Board of Directors of Northwest Natural Gas Company on December 13, 2001.

                                             NORTHWEST NATURAL GAS COMPANY


                                             By:   /s/ R. G. Reiten
                                                --------------------------------


Attest:  /s/ C.J. Rue
         ---------------


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